UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                     October 18, 2004

DELPHI CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive Troy, MI		48098
(Address of Principal Executive Offices)		(Zip Code)

(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

      Delphi is filing, as an Exhibit to this Form 8-K, financial and other information for the three and nine months ended September 30, 2004 that would typically be filed in a quarterly report on Form 10-Q for the reasons set forth below.

      The interim financial statements contained in a Form 10-Q are required to have been reviewed by an independent registered public accounting firm pursuant to Rule 10-01(d) of the Securities and Exchange Commission’s Regulation S-X. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, has informed us that due to the ongoing status of an internal review by the Audit Committee of the Board of Directors into the accounting treatment accorded to certain transactions with suppliers, including those for information technology services, it has not completed its review of the unaudited Consolidated Financial Statements included herein for the three and nine months ended September 30, 2004. The internal review was initiated in response to an investigation commenced by the staff of the Securities and Exchange Commission that was disclosed on a Form 8-K filed on September 29, 2004. Additional information regarding the nature and status of both the SEC investigation and the Audit Committee’s internal review is contained in the Exhibit to this Form 8-K.

      The Company has therefore determined to file financial and other information for the third quarter without the review having been completed. The Company is making this filing on Form 8-K in order to provide information to the investing public about the third quarter while the investigation continues.

      The Company intends to file its Form 10-Q for the third quarter when the Audit Committee’s internal review and Deloitte’s review have been completed. The Company recognizes that the information contained in this Form 8-K does not satisfy the Company’s obligation to file a Form 10-Q and that if it is unable to satisfy such obligation prior to the reporting deadline it will become delinquent in its filing requirements with the Securities and Exchange Commission. Additionally, the Company notes that findings of the investigation and the subsequent reviews could result in changes to the information contained in the Exhibits to this Form 8-K.

      The Company has not included the disclosure relating to “Controls and Procedures” in this Form 8-K which would normally be found under Part I, Item 4 of a Form 10-Q because, due to the ongoing investigation, the evaluation of such controls and procedures is ongoing. Additionally, the Company has not provided any of the certifications, which would be required in the filing of a Form 10-Q.

      The Company’s financial and other information for the three and nine months ended September 30, 2004, are attached as Exhibit 99(a) and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibit is being filed as part of this Report.

Exhibit
Number		Description

99	(a)	Financial and Other Information for the Three and Nine Months Ended September 30, 2004.

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

(Registrant)

By:	/s/ JOHN D. SHEEHAN

(John D. Sheehan, Chief Accounting Officer and Controller)

Date: October 18, 2004

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EXHIBIT INDEX

Exhibit
Number		Description

99	(a)	Financial and Other Information for the Three and Nine Months Ended September 30, 2004.

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